UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2013

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2013, Mr. Richard A. Payne resigned as a Class I director of ZBB Energy Corporation (the “Company”) effective immediately.

Item	5.07. Submission of Matters to a Vote of Security Holders.

On December 20, 2013, the Company held its annual meeting of shareholders (the “2013 Annual Meeting”).  The certified results of the matters voted upon at the 2013 Annual Meeting, each of which are more fully described in the Company’s Proxy Statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission on October 28, 2013, are as follows:

The Company’s shareholders elected the three nominees to the Company’s Board of Directors to serve for three year terms as Class III directors, with the votes cast as follows:

Director Name	For	Withheld	Broker Non-Votes
Eric C. Apfelbach	22,796,244	1,425,590	48,568,471
Paul F. Koeppe	22,789,604	1,432,230	48,568,471
Theodore Stern	23,191,954	1,029,880	48,568,471

The Company’s stockholders approved, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2013 Annual Meeting, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
21,926,431	1,912,035	383,368	48,568,471

The Company’s stockholders approved, on an advisory basis, an every year frequency with respect to future advisory votes on the compensation paid to the named executive officers of the Company, with votes cast as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
17,979,471	1,262,168	4,331,534	648,661	48,568,471

The Company’s shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014, with votes cast as follows:

For	Against	Abstain
65,641,409	2,005,889	5,143,007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: December 20, 2013	By: /s/ Eric C. Apfelbach
Name: Eric C. Apfelbach
Title: President and CEO